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                                  EXHIBIT 10.3


        Revised form of Incentive Stock Option Agreement under the Plan.




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Optionee:_________________________________________________Date:_________________

                           ISIS PHARMACEUTICALS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

Isis Pharmaceuticals, Inc. (the "Company"), pursuant to its 1989 Stock Option Plan (the "Plan") has this day granted to the undersigned optionee, an option to purchase shares of the common stock of the Company ("Common Stock") as described herein. This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). This option is subject to all of the terms and conditions as set forth herein and on Attachment I hereto, which is incorporated herein in its entirety.

                       Number of Shares Subject to Option:______________________

VESTING SCHEDULE:
   Number of Shares (installment)         Date of Earliest Exercise (vesting)(1)

   ------------------------------         -----------------------------------
   ------------------------------         -----------------------------------
   ------------------------------         -----------------------------------
   ------------------------------         -----------------------------------


Exercise Price Per Share:        (2)      Expiration Date:                   (3)
                          -------                         -------------------
                                          Percentage of Full-Time Work:_________
Isis Pharmaceuticals, Inc.

By:______________________________         Optionee:_____________________________
Duly authorized on behalf of
  the Board of Directors                  Address:

OPTIONEE:
Acknowledges receipt of the option as described herein and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

(1) After the first year, the option will vest monthly with 2.08% of the total grant vesting each month; provided, however, that during any period in which the undersigned provides service at less than the Percentage of Full-Time Work set forth above, a reduced number of shares will vest as follows: the percentage of shares which will vest during such period of reduced service will equal (a) the percentage of shares that would vest as set forth on this schedule, multiplied by (b) the percentage of full-time work furnished during the period of reduced service divided by the Percentage of Full Time Work as set forth above. Increases of work percentage up to but not in excess of the Percentage of Full Time Work specified above will result in a corresponding increase in the percentage of shares vesting. This reduction in vesting will not apply during any period of paid leave or the first 20 weeks of a period of unpaid leave. No shares will vest during unpaid leave after the first 20 weeks of such leave. Shares which do not vest because of reductions in work percentage or unpaid leave will be canceled and no longer subject to this option.

(2) Not less than 100% of the fair market value of the Common Stock on the date of grant of this option.

(3) Less than 10 years from the date of grant of this option.

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                                  ATTACHMENT I

                         TERMS OF INCENTIVE STOCK OPTION



         The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers) and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         The details of your option are as follows:

         1. The total number of shares of Common Stock subject to this option is set forth on the first page of the Incentive Stock Option Agreement. Subject to the limitations contained herein, this option will be exercisable with respect to each installment indicated in the Vesting Schedule set forth on the first page of the Incentive Stock Option Agreement on or after the date of vesting applicable to such installment.

         2. (a) The Exercise Price of this option is set forth on the first page of the Incentive Stock Option Agreement and is not less than the fair market value of the Common Stock on the date of this option.

             (b) Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by you; provided, however, that, if at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment of the exercise price, to the extent permitted by applicable statutes and regulations, may be made by delivery of already-owned shares of Common Stock, or a combination of cash and already-owned Common Stock. Such Common Stock (i) will be valued at its fair market value on the date of exercise, (ii) if originally acquired from the Company, must have been owned by you for at least 6 months and (iii) must be owned free and clear of any liens, claims, encumbrances or security interests. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock.

         3. The minimum number of shares with respect to which this option may be exercised at any one time is 1,000, unless the number of shares available for exercise (that is, the remaining vested shares pursuant to paragraph 1) equals less than 1,000 shares, in which case the minimum number of shares exercised must equal the number of shares then vested.



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         4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

         5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on the Expiration Date (which date will be no more than 10 years from the date this option is granted). This option will terminate prior to the expiration of its term as follows: 3 months after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

                  (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option will terminate on the earlier of the termination date set forth above or 1 year following such termination of employment; or

                  (b) such termination of employment is due to your death, in which event the option will terminate on the earlier of the termination date set forth above or 18 months after your death; or

                  (c) during any part of such 3 month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option will not terminate until the earlier of the termination date set forth above or until it will have been exercisable for an aggregate period of 3 months after the termination of employment; or

                  (d) exercise of the option within 3 months after termination of your employment with the Company or with an affiliate would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of the termination date set forth above, the 10th day after the last date upon which exercise would result in such liability or 6 months and 10 days after the termination of your employment with the Company or an affiliate.

However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provision of paragraph 1 of this option.

         6. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional



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documents as the Company may then require pursuant to subparagraph 5(f) of the
Plan.

                     (b) By exercising this option you agree that:

                        (i) the Company may require you to enter to arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: the exercise of this option; the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or the disposition of shares acquired upon such exercise; and

                        (ii) you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within 2 years after the date of this option grant or within 1 year after such shares of Common Stock are transferred upon exercise of this option.

         7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

         8. This option is not an employment contract and nothing in this option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

         9. Any notices provided for in this option or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, 5 days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         10. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 5 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan will control.


Attachments:

         1989 Stock Option Plan
         Notice of Exercise


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